EXHIBIT 10.51
O3B NETWORKS LIMITED
PREEMPTIVE RIGHTS AGREEMENT
     This Preemptive Rights Agreement (the “Agreement”) is entered into as of the 4th day of January, 2008, by and among O3B Networks Limited, a private company limited by shares organized under the laws of Jersey (the “Company”), LGI Ventures B.V. (the “Preferred Investor”), and each of the persons and entities listed on Exhibit A hereto (the “Initial Common Investors” and, together with the Preferred Investor, the “Investors”).
Recitals
     Whereas, the Preferred Investor is purchasing Series A Preference Shares of the Company (the “Series A Preference Shares”) pursuant to that certain Series A Preference Share Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Investment”);
     Whereas, the Preferred Investor’s entry into the Purchase Agreement is expressly conditioned upon the execution and delivery of this Agreement by the other parties hereto; and
     Whereas, in connection with the consummation of the Investment, the parties desire to enter into this Agreement in order to grant preemptive rights to the Investors as set forth below.
     Now, Therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. GENERAL.
     1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:
          (a) An “Affiliate” of the Preferred Investor shall mean any person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Preferred Investor.
          (b) “Common Shares” shall mean the Common Shares of the Company.
          (c) “Non-U.S. Legal Requirements” shall mean, in the case of a public offering or registration of any of the Company’s securities on a public securities exchange (whether regulated or otherwise) in the United Kingdom or elsewhere in the world other than the United States all applicable laws, regulations or other legal requirements necessary to permit the unrestricted sale of such securities to be registered in such jurisdiction and on such market by the Company or the Holders of such securities, as the case may be.
          (d) “Qualified IPO” shall mean the first firmly underwritten public offering pursuant to an effective Registration Statement under the Securities Act or Non-U.S. Legal Requirements (i) covering the offer and sale of Common Shares for the account of the Company that values the Company at not less than €121,250,000 prior to the consummation of such offering and in which the net cash proceeds to the Company (after underwriting discounts, commissions and fees) are at least €34,750,000 (or its equivalent in U.S. dollars if such offering is effected in the United States) and (ii) after which the Common Shares are listed on the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or a designated offshore securities market (as defined in Regulation S under the Securities Act).
          (e) “Registration Statement” shall mean (i) with respect to an offering of the Company’s securities in the United States, a registration statement as defined in the Securities Act and (ii) with respect to the offering of the Company’s securities in non-U.S. jurisdictions, the comparable documents required under applicable Non-U.S. Legal Requirements for the relevant securities to be registered, listed, admitted to trading or otherwise and includes, without limitation, prospectuses, listing particulars and admission documents.
          (f) “SEC” or “Commission” shall mean the U.S. Securities and Exchange Commission.
          (g) “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.
SECTION 2. PREEMPTIVE RIGHTS.
     2.1 Subsequent Offerings. Each Investor shall have a preemptive right to purchase its pro rata share of all Equity Securities (as defined below) that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 2.4 hereof. For this purpose, each Investor’s pro rata share is equal to the ratio of (a) the number of Common Shares (including all Common Shares issuable or issued upon conversion of the Series A Preference Shares or upon the exercise or conversion of outstanding warrants or options or convertible securities) of which such Investor, together with its Affiliates, is a holder or would be a holder upon conversion or exercise at the time notice of the proposed issuance of such Equity Securities is given by the Company pursuant to Section 2.2 to (b) the total number of Common Shares (including all Common Shares issued or issuable upon conversion of the Series A Preference Shares or upon the exercise or conversion of any outstanding warrants or options or convertible securities) outstanding immediately prior to the issuance of such Equity Securities. The term “Equity Securities” shall mean (i) any Common Shares, Preference Shares or other equity security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Shares, Preference Shares or other equity security of the Company (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Shares, Preference Shares or other equity security of the Company or (iv) any such warrant or right.
     2.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities and the price and other terms and conditions upon which the Company proposes to issue the same. Each Investor shall have ten (10) days from the date such notice is deemed given to exercise its right to purchase its pro rata share of the Equity Securities on the terms and conditions specified in the notice by giving written notice thereof to the Company. Notwithstanding the foregoing, the

Company shall not be required to offer or sell such Equity Securities to any Investor if doing so would cause the Company to be in violation of applicable securities laws by virtue of such offer or sale.
     2.3 Issuance of Equity Securities to Other Persons. The Company shall have ninety (90) days after the end of the aforementioned 10-day period to sell the Equity Securities in respect of which the Investor’s rights were not exercised, at a price not lower and upon terms and conditions not more favorable to the purchasers thereof than specified in the Company’s notice to the Investors pursuant to Section 2.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days after the end of the aforementioned 10-day period the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Investors in the manner provided above.
     2.4 Excluded Securities. The preemptive rights established by this Section 2 shall have no application to any of the following Equity Securities:
          (a) Common Shares and/or options, warrants or other Common Share purchase rights and the Common Shares issued pursuant to such options, warrants or other rights issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to share purchase or share option plans or other arrangements that are approved by the Company’s Board of Directors (the “Board”);
          (b) shares issued upon conversion of the Series A Preference Shares and shares issued pursuant to any rights, agreements, options or warrants granted after the date of this Agreement, so long as the preemptive rights established by this Section 2 were complied with, waived, or were inapplicable pursuant to any provision of this Section 2.4 with respect to the initial sale or grant by the Company of such rights, agreements, options or warrants;
          (c) any Equity Securities issued pursuant to an acquisition by the Company of the capital stock or assets of another company (including by way of merger or consolidation), provided such acquisition is approved by the Board;
          (d) any Equity Securities issued in connection with any share split, share dividend on or recapitalization of the outstanding Equity Securities of the Company;
          (e) any Equity Securities representing in the aggregate not more than 1.0% of the outstanding Common Shares issued pursuant to arrangements with the Company’s vendors or suppliers, any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution, in each case provided that such arrangement or financing is approved by the Board;
          (f) any Equity Securities that are issued by the Company pursuant to a Qualified IPO or in a transaction that closes on or before June 30, 2008 and values the outstanding equity of the Company immediately prior to such transaction at not less than €346,000,000;
          (g) any Equity Securities issued by the Company pursuant to the terms of Section 3 of the Purchase Agreement;

          (h) any Common Shares sold on or prior to February 15, 2008 at a price of not less than €4,754 per share and for an aggregate purchase price not to exceed €1,765,206; provided that the Company has presented the Preferred Investor a list of the proposed purchasers of such Common Shares on or prior to January 15, 2008 (which purchasers may include Gregory Wyler and members of his immediate family); and
          (i) any Equity Securities representing in the aggregate, on an as converted or as exercised basis if applicable, not more than 10.0% of the outstanding Common Shares of the Company on a pro forma basis after giving effect to the issuance of all Common Shares issuable or issued upon conversion of the Series A Preference Shares or other outstanding convertible securities; provided that such sale of Equity Securities pursuant to this paragraph (i) is completed on or prior to June 30, 2008 at a Common Share equivalent price per share equal to or greater than 1.5 times the quotient of (A) the sum of (x) €51,965,666 plus (y) the proceeds actually received by the Company from the issuance of any Common Shares pursuant to Section 2.4(h) plus (z) the proceeds actually received by the Company from the issuance of any Series A Preference Shares issued pursuant to Section 3 of the Purchase Agreement, divided by (B) the number of outstanding Common Shares (including all Common Shares issuable or issued upon conversion of the Series A Preference Shares or other outstanding convertible securities) immediately prior to such sale.
SECTION 3. MISCELLANEOUS.
     3.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York in all respects as such laws are applied to agreements among New York residents entered into and to be performed entirely within New York, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the City and County of New York.
     3.2 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns; provided that, except for an assignment by the Preferred Investor to an Affiliate of the Preferred Investor, no party hereto may assign its rights under this Agreement without the consent of the other parties hereto whose rights have not terminated pursuant to Section 3.5.
     3.3 Entire Agreement. This Agreement, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.
     3.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
     3.5 Term. This Agreement shall continue in full force and effect from the date hereof through the closing of a Qualified IPO; provided that the preemptive rights of the Investors set forth in Section 2 shall terminate as to any such Investor in the event that such Investor does not exercise in full its preemptive rights set forth in Section 2.2 in connection with any issuance of Equity Securities by the Company pursuant to which it is entitled to do so.
     3.6 Amendment and Waiver. This Agreement may be amended or modified, and the rights or obligations of the parties hereunder may be waived, only upon the written consent of: (i) the Company, (ii) the Preferred Investor and (iii) the holders of a majority of the Common Shares held by the Initial Common Investors at such time; provided that no such consent shall be required from the Company or any Investor in the event that such party’s preemptive rights have terminated in accordance with Section 3.5. Any amendment or waiver effected in accordance with the previous sentence of this Section 3.6 shall be binding upon each of the Investors.
     3.7 Delays or Omissions. Subject to Section 3.5, it is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.
     3.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, or (b) upon receipt of confirmation of delivery to the party to be notified by Federal Express, DHL, UPS or a similar reputable international overnight courier service. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by written notice to the other parties hereto.
     3.9 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
     3.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     3.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
     3.12 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.
     3.13 Subsequent Preemptive Rights. The Company shall not grant to the purchasers of any Equity Securities issued pursuant to Section 2.4(h) or (i) or to Paul Gould as a purchaser of Common Shares acquired from Gregory Wyler preemptive rights more favorable than the preemptive rights granted to the Investors hereunder.
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     In Witness Whereof, the parties hereto have executed this Preemptive Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:	PREFERRED INVESTOR:

O3B NETWORKS LIMITED	LGI VENTURES B.V.

By:	/s/ Greg Wyler		By:	/s/ Yvonne Van Eck

	Name:	Greg Wyler		Name:
	Title:	CEO		Title:

			By:	/s/ Chris Smith

		03B Networks Limited		Address:

Channel House, Green Street

St. Helier, Jersey JE2 4UH

INITIAL COMMON INVESTORS:
/s/ Greg Wyler

GREGORY WYLER

P.O. Box 025250 #60714

Miami, Florida 33102-5250

/s/ John Dick

JOHN DICK

	Address:	St. John’s Manor

Jersey, C.I. JE3 4EH

Exhibit A
Initial Common Investors
John Dick
Greg Wyler